PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, dated as of March 15, 2013, is entered into by and among Copper Beech Townhome Communities, LLC, a Delaware limited liability company (“CBTC”), Copper Beech Townhome Communities (PA), LLC, a Delaware limited liability company (“CBTC PA” and, together with CBTC, the “Buyers”), Campus Crest Communities, Inc., a Maryland corporation (“CCG” and, together with the Buyers, the “Buyer Parties”) and the members of (i) the companies set forth on Exhibit A-1 attached hereto (the “Non-Pennsylvania Entities”) and (ii) the companies set forth on Exhibit A-2 attached hereto (the “Pennsylvania Entities” and, together with the Non-Pennsylvania Companies, the “Acquired Companies”) listed on the signature pages hereto under the heading “Sellers” (collectively, the “Sellers”). The Buyer Parties and the Sellers are sometimes referred to herein as the “Parties” and each, a “Party.”

WHEREAS, each of the Sellers is the record and beneficial owner of (i) the membership interests in each of the Non-Pennsylvania Companies set forth each opposite such Seller’s name on Exhibit B-1 attached hereto (the “Non-Pennsylvania Membership Interests”) and (ii) the membership interests in each of the Pennsylvania Companies set forth opposite such Seller’s name on Exhibit B-2 attached hereto (the “Pennsylvania Membership Interests” and, together with the Non-Pennsylvania Membership Interests, the “Membership Interests”);

WHEREAS, the Sellers wish to transfer and sell to the Buyers, and the Buyers wish to purchase from the Sellers, the Membership Interests (the “Transaction”), and the Sellers and the Buyer Parties desire to make certain other covenants and agreements to each other, all on such terms and conditions as more fully set forth herein;

WHEREAS, in connection with the execution of this Agreement, CB-Campus Crest, LLC, a Delaware limited liability company (“CBTC Buyer”), and CB-Campus Crest PA, LLC, a Delaware limited liability company (“CBTC PA Buyer”), CCG, CBTC, CBTC PA and the members of CBTC and CBTC PA have entered into a Purchase and Sale Agreement (the “CBTC Purchase Agreement”), pursuant to which CBTC Buyer will acquire CBTC and CBTC PA Buyer will acquire CBTC PA, who hold, or will at the closing of the transactions contemplated by the CBTC Purchase Agreement hold, 36.335% of the equity interests in each of the Non-Pennsylvania Entities and the Pennsylvania Entities, respectively;

WHEREAS, in connection with the execution of this Agreement, the Exiting Member Parties (as defined in the Settlement Agreement) and the Copper Beech Parties (as defined in the Settlement Agreement) have entered into a Settlement Agreement and Release, dated as of March 15, 2013 (the “Settlement Agreement”), pursuant to which the parties thereto have agreed (i) to settle certain pending legal proceedings, (ii) to release the other party from all claims that were brought or could have been brought in such legal proceedings and (iii) to provide for the Exiting Member Parties’ cooperation in connection with the sale of interest in the Acquired Companies to affiliates of CCG;

WHEREAS, pursuant to the terms of the CBTC Purchase Agreement, the members of the Acquired Companies other than the Sellers have consented to the transactions contemplated by this Agreement and by the CBTC Purchase Agreement and have waived any rights of first refusal or similar rights provided for in the organizational documents of any of the Acquired Companies;

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

Section 1.1 Initial Purchase and Sale of Membership Interests. Subject to the terms and conditions contained in this Agreement, and on the basis of the representations, warranties and covenants set forth herein, on the Initial Closing Date:

(a) each Seller shall sell, assign and transfer to CBTC, free and clear of any and all Liens, and CBTC shall acquire and purchase from such Seller, all of such Seller’s right, title and interest in the applicable Non-Pennsylvania Membership Interests owned by such Seller set forth opposite such Seller’s name on Exhibit B-1 hereto to be sold, assigned and transferred by such Seller on the Initial Closing Date; and

(b) each Seller shall sell, assign and transfer to CBTC PA, free and clear of any and all Liens, and CBTC PA shall acquire and purchase from the Sellers, all of such Seller’s right, title and interest in the applicable Pennsylvania Membership Interests owned by such Seller set forth opposite such Seller’s name on Exhibit B-2 hereto to be sold, assigned and transferred by such Seller on the Initial Closing Date.

Section 1.2 Purchase Price. The Purchase Price to be paid by the Buyers for the Membership Interests shall be an amount in cash equal to Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) (the “Purchase Price”).

 Section 1.3 Tax Treatment . The purchase and sale of the Membership Interests pursuant to this Agreement shall be treated as a taxable sale by the relevant Seller of the relevant Membership Interests for U.S. federal income tax purposes.

Article II
CLOSING

Section 2.1 Payment of Initial Closing Cash Payment and Delivery of Assignment Instruments.

(a) On the Initial Closing Date, the Buyers shall deposit with First American Title Insurance Company (the “Escrow Agent”) an amount equal to the Purchase Price (the “Escrow Amount”) and shall instruct the Escrow Agent to pay to the Sellers the applicable portion of the Escrow Amount in accordance with the terms of the Escrow Agreement (the “Initial Closing Cash Payment”). The Initial Closing Cash Payment shall be deliverable at the Initial Closing by wire transfer of immediately available funds into an account or accounts designated in writing by the Sellers. The Sellers (x) acknowledge and agree that the payments to be made by the Buyers pursuant to this Section 2.1 constitute payment in full for the applicable Membership Interests and that the Buyers shall have no liability with respect to the distribution of the Initial Closing Cash Payment among the Sellers so long as such distribution is in accordance with the instructions provided by the Sellers, (y) acknowledge and agree that the Sellers are entitled to no further payments in respect of the applicable Membership Interests and (z) hereby waive any rights they may have under any of the applicable Acquired Companies’ certificate of formation and operating agreement or other similar governing corporate documents (the “Organizational Documents”).

(b) On the Initial Closing Date, the Sellers shall deposit with the Escrow Agent assignment instruments reasonably acceptable to the Buyers, representing the transfer of the Membership Interests in form acceptable for transfer of such Membership Interests on the books of the Acquired Companies (the “Assignment Instruments”) and shall instruct the Escrow Agent to deliver, on the Initial Closing Date, to the Buyers the Assignment Instruments for the Membership Interests to be sold, conveyed and transferred on the Initial Closing Date.

2

Section 2.2 Initial Closing. Subject to the terms and conditions hereof, the initial closing of the sale and purchase of the Membership Interests hereunder and the other transactions contemplated hereby (the “Initial Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street NW, Washington, District of Columbia 20004 subject to, and concurrently with, the initial closing under the CBTC Purchase Agreement, or at such other time, place and date that the Sellers and Buyer may agree in writing. The date on which the Initial Closing actually occurs is herein referred to as the “Initial Closing Date.” Unless otherwise agreed by the Parties in writing, the Initial Closing shall be effective for all purposes as of 12:01 a.m. (EST) on the Initial Closing Date.

Section 2.3 Deliverables of Sellers at Initial Closing. At the Initial Closing, the Sellers shall deliver, or cause to be delivered, the following to the Buyer Parties:

(a) all right, title and interest in and to the applicable Membership Interests, free and clear of all Liens, pursuant to one or more assignment instruments reasonably acceptable to the Buyers, representing the transfer of the applicable Membership Interests in form acceptable for transfer of such Membership Interests on the books of the Acquired Companies (the “Assignment Instruments”);

(b) the certificate required of the Sellers pursuant to Section 5.2(a);

(c) a certificate of non-foreign status in customary form duly executed by the U.S. Seller;

(d) an executed escrow agreement, substantially in the form of Attachment I hereto, by and among the Buyers, the Sellers and the Escrow Agent (the “Escrow Agreement”) and delivery of the Assignment Instruments to the Escrow Agent pursuant to the terms of the Escrow Agreement; and

(e) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Sellers at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Buyer Parties or their counsel may reasonably request in connection with the Transaction.

Section 2.4 Deliverables of the Buyer Parties at Initial Closing. At the Initial Closing, the Buyer Parties shall deliver, or cause to be delivered, the following to the Sellers:

(a) the certificate required of Buyer pursuant to Section 5.3(a);

(b) an executed Escrow Agreement and delivery of the Escrow Amount to the Escrow Agent pursuant to the terms of the Escrow Agreement; and

(c) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer Parties at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Sellers or their counsel may reasonably request in connection with the Transaction.

3

Section 2.5 Purchase and Sale of Remaining Membership Interests.

(a) At least five (5) business days prior to each Subsequent Closing Date, the Buyers shall provide notice to the Sellers of their intent to effectuate a Subsequent Closing with respect to the remaining Membership Interests for which all consents and approvals to transfer have been received. The Buyers may effectuate as many Subsequent Closings as necessary to purchase all Membership Interests not acquired in the Initial Closing.

(b) Subject to and upon the terms and conditions contained in this Agreement, at the applicable Subsequent Closing:

(i) each Seller shall sell, assign and transfer to CBTC, free and clear of any and all Liens, and CBTC shall acquire and purchase from such Seller, all of such Seller’s right, title and interest in the applicable Non-Pennsylvania Membership Interests owned by such Seller set forth opposite such Seller’s name on Exhibit B-1 to be sold, assigned and transferred by such Seller on the applicable Subsequent Closing Date; and

(ii) each Seller shall sell, assign and transfer to CBTC PA, free and clear of any and all Liens, and CBTC PA shall acquire and purchase from the Sellers, all of such Seller’s right, title and interest in the applicable Pennsylvania Membership Interests owned by such Seller set forth opposite such Seller’s name on Exhibit B-2 hereto to be sold, assigned and transferred by such Seller on the applicable Subsequent Closing Date.

Section 2.6 Payment of Subsequent Closing Cash Payment and Delivery of Assignment Instruments .

(a) At least two (2) business days prior to each Subsequent Closing Date, the Buyers shall instruct the Escrow Agent to pay, on the applicable Subsequent Closing Date, to the Sellers the applicable portion of the Escrow Amount in accordance with the terms of the Escrow Agreement (the “Subsequent Closing Cash Payment”). The Subsequent Closing Cash Payment shall be deliverable at the Subsequent Closing by wire transfer of immediately available funds into an account or accounts designated in writing by the Sellers. The Sellers (x) acknowledge and agree that the payments to be made by the Buyers pursuant to this Section 2.6 constitute payment in full for the applicable Membership Interests and that the Buyers shall have no liability with respect to the distribution of the Subsequent Closing Cash Payment among the Sellers so long as such distribution is in accordance with the instructions provided by the Sellers, (y) acknowledge and agree that the Sellers are entitled to no further payments in respect of the applicable Membership Interests and (z) hereby waive any rights they may have under any of the applicable Acquired Companies’ Organizational Documents.

(b) At least two (2) business days prior to each Subsequent Closing Date, the Sellers shall instruct the Escrow Agent to deliver, on the applicable Subsequent Closing Date, to the Buyers the Assignment Instruments for the Membership Interests to be sold, conveyed and transferred on the applicable Subsequent Closing Date.

Section 2.7 Subsequent Closing. The consummation of the sale and purchase of the applicable Membership Interests provided for in Section 2.6 (each, a “Subsequent Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, District of Columbia 20004 on the date that is two (2) Business Days following the date on which the last of the conditions precedent to a Subsequent Closing applicable to the Membership Interests (except for such conditions that can only be satisfied at such Subsequent Closing) set forth in Article V of this Agreement has been satisfied or waived by the Party for whose benefit such conditions precedent exist, or such other date as the Parties may mutually agree (each, a “Subsequent Closing Date”) (it being understood that such Subsequent Closing may be effected by the delivery of documents via e-mail, facsimile and/or overnight courier). Such Subsequent Closing shall be effective as of 12:01 a.m. EST on the Subsequent Closing Date.

4

Section 2.8 Deliverables of Sellers at each Subsequent Closing. At each Subsequent Closing, the Sellers shall deliver, or cause to be delivered, the following to the Buyer Parties:

(a) the certificate required of the Sellers pursuant to Section 5.2(a);

(b) a certificate of non-foreign status in customary form duly executed by the U.S. Seller; and

(c) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Sellers at or prior to the applicable Subsequent Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Buyer Parties or their counsel may reasonably request in connection with the Transaction.

Section 2.9 Deliverables of the Buyer Parties at each Subsequent Closing. At each Subsequent Closing, the Buyer Parties shall deliver, or cause to be delivered, the following to the Sellers:

(a) the certificate required of the Buyer Parties pursuant to Section 5.3(a); and

(b) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Sellers at or prior to the applicable Subsequent Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Buyer Parties or their counsel may reasonably request in connection with the Transaction.

Section 2.10 Payment of Interest on Escrow Amount.

(a) If by September 30, 2013 the entire Escrow Amount has not been distributed to the Sellers in accordance with the provisions of the Escrow Agreement, the Buyer Parties shall, on October 1, 2013, pay to the Sellers by wire transfer of immediately available funds into an account or accounts designated in writing by the Sellers interest on the daily balance of the Escrow Amount from and including March 1, 2013 to and including September 30, 2013. Such interest amount shall be calculated based on a rate of accrual of six percent (6%) per annum and shall be computed on the basis of a 365/366-day year and shall be compounded daily.

(b) From October 1, 2013 until the entire Escrow Amount has been distributed to the Sellers:

(i) interest shall accrue on the remaining balance of the Escrow Amount at a rate per annum of six percent (6%). The amount of interest payable on the remaining balance of the Escrow Amount shall be computed on the basis of a 365/366-day year and shall compound daily;

(ii) beginning November 1, 2013, on or before the fifth (5th) day of each month, the Buyer Parties shall pay to the Sellers, in immediately available funds, an amount equal to all accrued but unpaid interest through the date of such payment; and

5

(iii) upon the final distribution of funds from the Escrow Amount to the Sellers, the Buyer Parties shall pay to the Sellers, in immediately available funds, an amount equal to all accrued but unpaid interest.

Article III

REPRESENTATIONS AND WARRANTIES OF SELLERs

Each Seller hereby severally, and not jointly and severally, represents and warrants to the Buyer Parties on the date of this Agreement and as of the applicable Closing Date as follows:

Section 3.1 Organization and Good Standing. Such Seller that is not a natural person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Seller has all requisite corporate, company or other power and authority to enable it to operate, own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 3.2 Authorization, Execution and Enforceability of Transactions. Such Seller has the requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the Transaction. The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the Transaction, have been duly authorized and approved by all required action on the part of such Seller and no other proceedings, actions or authorization on the part of such Seller or, in the event such Seller is not a natural person, any holders of interests in such Seller are necessary to authorize the execution and delivery by such Seller this Agreement or the consummation by such Seller of the Transaction. This Agreement has been duly executed and delivered by such Seller, or will at the applicable Closing be duly executed and delivered by such Seller, and constitutes, or will constitute at the applicable Closing, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

Section 3.3 Consents and Approvals; No Violations. Assuming the receipt and effectiveness of the consents and approvals set forth in Article V, the execution, delivery and performance by such Seller of this Agreement, the consummation of the Transaction, and the fulfillment of and compliance with the terms hereof by such Seller do not and shall not (with or without notice or lapse of time or both): (i) conflict with or result in a breach or violation of the terms, conditions or provisions of the organizational documents of such Seller, (ii) result in the imposition of any Lien upon the Membership Interests; (iii) result in a breach or violation by such Seller of any of the terms, conditions or provisions of any material law or order applicable to such Seller or by which any of its assets or properties (including, without limitation, the Membership Interests) is bound or subject; or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to or registration with any third person or with the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court (each, a “Governmental Authority”);

Section 3.4 Title to Equity Interests. Such Seller is, and on the applicable Closing Date will be, the record and beneficial owner of the Membership Interests indicated as being owned by such Seller on Exhibits B-1 and B-2, free and clear of any and all Liens, and does not own any other equity interest in the Acquired Companies. Such Seller has the power and authority to sell, transfer, assign and deliver the Membership Interests as provided in this Agreement, and such delivery will convey to Buyer good and marketable title to such Membership Interests, free and clear of any and all Liens. Such Seller is not a party to any contract, agreement or understanding providing for the sale (contingent or otherwise) of any Membership Interests or any interest therein or any calls, commitments or claims of any other character relating to the sale of any Membership Interests or relating to the voting, registration or other similar rights in respect of the Membership Interests.

6

Section 3.5 Financial Advisors. No broker or finder who has acted directly or indirectly for any Seller in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Seller, except for any fees that have been or will be paid in full by Sellers.

Article IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Buyer Parties hereby represent and warrant to Sellers on the date of this Agreement and as of the applicable Closing Date as follows:

Section 4.1 Organization and Good Standing. Each Buyer Party is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer Party has all requisite corporate or other power and authority to operate, own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as presently conducted requires it to qualify.

Section 4.2 Authorization; Execution and Enforceability of Transaction. Each Buyer Party has the requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the Transaction. The execution, delivery and performance by each of the Buyer Parties of this Agreement and the consummation of the Transaction, have been duly authorized and approved by all required action on the part of each Buyer Party and no other proceedings, actions or authorizations on the part of any Buyer Party or any holders of interests in any Buyer Party are necessary to authorize the execution and delivery by the Buyer Parties of this Agreement or the consummation by each Buyer Party of the Transaction. This Agreement has been duly executed and delivered by each Buyer Party, or will at the applicable Closing be duly executed and delivered by each Buyer Party, and constitutes, or will constitute at the applicable Closing, the legal, valid and binding obligation of each Buyer Party, enforceable in each case against each Buyer Party in accordance with its respective terms, except as such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

Section 4.3 Consents and Approvals; No Violations. The execution, delivery, and performance by the Buyer Parties of this Agreement, the consummation of the Transaction, and the fulfillment of and compliance with the terms hereof by the Buyer Parties do not and shall not (with or without notice or lapse of time or both): (i) conflict with or result in a breach or violation of the terms, conditions or provisions of the organizational documents of any Buyer Party; (ii) result in the imposition of any material Lien upon the properties or assets of any Buyer Party; (iii) result in a breach or violation by any Buyer Party of any of the terms, conditions or provisions of any material law or order applicable to the Buyer Parties or by which any of their assets or properties are bound or subject; or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to or registration with any third person or with any Governmental Authority.

Section 4.4 Non-Reliance. Each Buyer Party acknowledges that, in entering into this Agreement and consummating the Transaction, it has not relied upon, and the Sellers have not made, any representation or warranty to such Buyer Party, express or implied, with respect to the Membership Interests or the Acquired Companies, other than the representations and warranties expressly made by the Sellers in this Agreement.

7

Section 4.5 No Brokers. No broker or finder who has acted directly or indirectly for the Buyer Parties in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer Parties, except for any fees that have been or will be paid in full by the Buyer Parties.

Article V

CLOSING CONDITIONS

Section 5.1 Conditions to Obligations of Each Party. The respective obligations of each Party to consummate the Transaction will be subject to satisfaction at or before the applicable Closing of each of the following conditions, which to the extent permitted by law may be waived in a written agreement of the Buyer Parties and the Sellers:

(a) No Injunctions or Restraints; Illegality. No order, judgment or injunction issued, promulgated or entered by any Governmental Authority or other legal or regulatory restraint or prohibition restraining or preventing the consummation of the Transaction will be in effect. No action taken by any Governmental Authority, and no statute, rule or regulation will have been enacted, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal.

(b) Governmental Approvals. The Buyer Parties and the Sellers will have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Transaction.

Section 5.2 Additional Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Transaction will be subject to the satisfaction, or written waiver by the Buyer Parties, at or before the applicable Closing of each of the following conditions (each such condition being solely for the benefit of the Buyer Parties and capable of being waived by the Buyer Parties in their sole discretion without notice, liability or obligation to any person):

(a) Representations, Warranties and Covenants of Sellers. Each of the representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and at and as of the applicable Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct in all material respects as of such specified date or time, and except where the representations and warranties are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects). The Sellers shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or before the applicable Closing. The Buyer Parties shall have received a certificate to the foregoing effect from the Sellers.

(b) Receipt of Closing Deliveries. The Buyer Parties shall have received each of the agreements, instruments and other documents required to have been delivered to it at or before the applicable Closing, including pursuant to Sections 2.3 and 2.8, and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the persons executing same.

8

Section 5.3 Additional Conditions to Obligations of Sellers. The obligations of the Sellers to consummate the Transaction will be subject to the satisfaction, or written waiver by the Sellers, at or before the applicable Closing of each of the following conditions (each such condition being solely for the benefit of the Sellers and capable of being waived by each Seller in its sole discretion without notice, liability or obligation to any person):

(a) Representations, Warranties and Covenants of Buyer. Each of the representations and warranties made by the Buyer Parties in this Agreement shall be true and correct in all respects, as of the date of this Agreement and at and as of the applicable Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct in all material respects as of such specified date or time, and except where the representations and warranties are qualified as to materiality, in which case, such representations and warranties shall be true and correct in all respects). The Buyer Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or before the applicable Closing. The Sellers shall have received a certificate to the foregoing effect from an authorized officer of each Buyer Party.

(b) Receipt of Closing Deliveries. The Sellers shall have received each of the agreements, instruments and other documents required to have been delivered to them at or before the applicable Closing, including pursuant to Sections 2.4 and 2.9, and all such agreements, instruments and other documents will continue to be effective and will not have been revoked by the persons executing same.

Article VI

COVENANTS

Section 6.1 Commercially Reasonable Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the Transaction. Without limiting the foregoing, the Parties shall use their respective commercially reasonable efforts to make promptly any required submissions under applicable law that either Party reasonably determines is required to be made with respect to the Transaction and to respond as promptly as practicable to all inquiries received from any Governmental Authority with respect to such submissions for additional information or documentation.

Section 6.2 Expenses; Transfer Taxes. Except as expressly set forth in this Agreement, whether or not any Closing occurs, all costs and expenses incurred in connection with this Agreement or any related document or agreement and the Transaction and thereby shall be paid by the Party incurring such expense. All transfer, documentary, sales, use, registration and other such taxes (including all applicable real estate transfer or gains taxes) and related fees (including any penalties, interest and additions to tax) incurred in connection with this Agreement and the Transaction shall be shared equally between Buyer, on the one hand, and the Sellers, on the other hand, and the Parties shall cooperate in timely making all filings, returns, reports, and forms as may be required to comply with the provisions of such tax laws.

Section 6.3 Tax Reporting of Income of Acquired Companies. The Parties agree to cause the Acquired Companies to determine the amount of items of income, gain, loss or deductions allocable to the Membership Interests for U.S. federal and state income tax purposes by closing the books of the applicable Acquired Companies as of the applicable Closing Date and allocating items to the period ending on the applicable Closing Date to the Sellers and allocating items to the period beginning after the applicable Closing Date to Buyer.

9

Article VII

MISCELLANEOUS

Section 7.1 Consent. The Sellers, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby CONSENT to the execution of the CBTC Purchase Agreement and the transactions contemplated thereby, and COVENANT that they will not take any action, by court action or otherwise, to prevent or delay (i) execution of the Purchase Agreement, and/or (ii) consummation of the transactions contemplated thereby.

Section 7.2 Waiver of Right of First Refusal. The Sellers hereby waive any right of first refusal they have been granted pursuant to the Organizational Documents of any of the Acquired Companies of which they are a member.

Section 7.3 Release.

(a) The Sellers, on their own behalf and on behalf of their present, former, and future heirs, assigns, agents, predecessors, successors, beneficiaries, executors, administrators, attorneys, and all persons acting by, through, under or in concert with them or any of them, (collectively, the “Seller Releasors”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby RELEASE, ACQUIT, and FOREVER DISCHARGE the Buyer Parties and each of their present, former and future directors, officers, employees, shareholders, agents, representatives, owners, principals, parent companies, divisions, subsidiaries, affiliates, insurers, associates, predecessors, successors, heirs, assigns, executors, administrators, attorneys, and all persons acting by, through, under or in concert with them or any of them (collectively, the “Buyer Releasees”) from all known or unknown claims, actions, causes of action, lawsuits, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, bonds, bills, specialties, variances, covenants, damages, demands (whether written or oral), agreements, promises, liabilities, controversies, costs, expenses, attorneys' fees and losses, whether in law, admiralty or equity, and whether arising under or based upon any federal statute or federal common law, any state statute or state common law, any foreign statute or foreign common law, any rule, regulation or otherwise, foreseen or unforeseen, matured or not matured, accrued or not accrued, existing at any time in the past, existing presently or arising at any point in the future arising out of, based upon or relating in any way to: (i) the subject matters alleged in (A) the lawsuit styled Copper Beech Townhome Communities LLP v. Paul and Cheryl Levine and Beejan Savabi, Civil Action No. 2011-cv-2816 in the Court of Common Pleas for Centre County, Pennsylvania (the “Levine Litigation”), and (B) the complaint styled George J. Selembo, Jr., and Priscilla A. Selembo v. Copper Beech Townhome Communities Thirteen, LLC, et al, Civil Action No. 2013-cv-2816 in the Court of Common Pleas for Centre County, Pennsylvania (the “Selembo Litigation” and, together with the Levine Litigation, the “Litigation”), which have been asserted or could have been asserted in the Litigation or in any other forum by any of the Sellers against any one or more of the Acquired Companies or the Buyer Parties; (ii) the proposed terms of the CBTC Purchase Sale Agreement; and (iii) the transactions contemplated by the CBTC Purchase Agreement. All claims, rights, demands, losses and causes of action released in this Paragraph shall be referred to as the “Sellers’ Released Claims.” The Sellers’ Released Claims shall not include the rights that are provided by this Agreement or the right to enforce this Agreement.

10

(b) The Buyer Parties, on their own behalf and on behalf of their present, former, and future heirs, assigns, agents, predecessors, successors, beneficiaries, executors, administrators, attorneys, and all persons acting by, through, under or in concert with them or any of them, (collectively, the “Buyer Releasors”), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby RELEASE, ACQUIT, and FOREVER DISCHARGE the Sellers and each of their present, former and future directors, officers, employees, shareholders, agents, representatives, owners, principals, parent companies, divisions, subsidiaries, affiliates, insurers, associates, predecessors, successors, heirs, assigns, executors, administrators, attorneys, and all persons acting by, through, under or in concert with them or any of them (collectively, the “Seller Releasees”) from all known or unknown claims, actions, causes of action, lawsuits, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, bonds, bills, specialties, variances, covenants, damages, demands (whether written or oral), agreements, promises, liabilities, controversies, costs, expenses, attorneys' fees and losses, whether in law, admiralty or equity, and whether arising under or based upon any federal statute or federal common law, any state statute or state common law, any foreign statute or foreign common law, any rule, regulation or otherwise, foreseen or unforeseen, matured or not matured, accrued or not accrued, existing at any time in the past, existing presently or arising at any point in the future arising out of, based upon or relating in any way to: (i) the subject matters alleged in (A) the lawsuit styled Copper Beech Townhome Communities LLP v. Paul and Cheryl Levine and Beejan Savabi, Civil Action No. 2011-cv-2816 in the Court of Common Pleas for Centre County, Pennsylvania (the “Levine Litigation”), and (B) the complaint styled George J. Selembo, Jr., and Priscilla A. Selembo v. Copper Beech Townhome Communities Thirteen, LLC, et al, Civil Action No. 2013-cv-2816 in the Court of Common Pleas for Centre County, Pennsylvania (the “Selembo Litigation” and, together with the Levine Litigation, the “Litigation”), which have been asserted or could have been asserted in the Litigation or in any other forum by any of the Sellers against any one or more of the Acquired Companies or the Buyer Parties; (ii) the proposed terms of the CBTC Purchase Sale Agreement; and (iii) the transactions contemplated by the CBTC Purchase Agreement. All claims, rights, demands, losses and causes of action released in this Paragraph shall be referred to as the “Buyers’ Released Claims.” The Buyers’ Released Claims shall not include the rights that are provided by this Agreement or the right to enforce this Agreement. Without limitation of the foregoing paragraph, and without any acknowledgement by any Party that California law applies to any matters herein, each of the Seller Releasors and Buyer Releasors shall have and be deemed to have expressly WAIVED AND RELINQUISHED, to the fullest extent permitted by law, any and all provisions, rights and benefits conferred by Section 1542 of the California Civil Code or any federal, state, or foreign law, rule, regulation or common law doctrine that is similar, comparable, equivalent, or identical to, or which has the effect of, Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his OR HER favor at the time of executing the release, which if known by him OR HER must have materially affected his OR HER settlement with the debtor.”

(c) Each of the Sellers represents and warrants that he or she has not assigned, subrogated, or otherwise transferred any of his or her interests in the Acquired Companies or in any of the Sellers’ Released Claims. The Sellers shall indemnify and hold harmless the Buyer Parties from any and every claim or demand of every kind or character arising out of a breach of any of the foregoing representations, including for reasonable costs and attorneys’ fees associated with any such breach.

Section 7.4 Survival. The representations and warranties of the Parties contained herein shall survive the final Closing hereunder indefinitely.

11

Section 7.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law principles that would require the application of any other law.

Section 7.6 Jurisdiction; Service of Process. Any action, suit, claim or proceeding arising out of or relating to this Agreement or the Transaction may be brought in the Court of Common Pleas of Centre County, Pennsylvania, and each of the Parties irrevocably submits to the jurisdiction of such court in any such action, suit, claim or proceeding, waives any objection such Party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of any such action, suit, claim or proceeding shall be heard and determined only in any such court and agrees not to bring any action, suit, claim or proceeding arising out of or relating to this Agreement or any Transaction in any other court. The Parties agree that any or all of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the Parties irrevocably to waive any objections to venue or to convenience of forum. Process in any action, suit, claim or proceeding referred to in the first sentence of this Section 7.6 may be served on any Party anywhere in the world.

Section 7.7 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 7.8 Attorneys’ Fees. If any action, suit, claim or proceeding for the enforcement of this Agreement is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, suit, claim or proceeding, in addition to any other relief to which it may be entitled.

Section 7.9 Waiver; Remedies Cumulative. The rights and remedies of the Parties under this Agreement are cumulative and not alternative. A waiver of any provision of this Agreement may only be made in writing by the Party against whom such waiver is to be effective. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no wavier that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Section 7.10 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a Party when (a) delivered by hand or one (1) day after mailing if sent by a nationally recognized overnight courier service (costs prepaid), or (b) sent by facsimile with confirmation of transmission by the transmitting equipment, in each case to the following:

12

If to the Buyer Parties, to:

Campus Crest Communities, Inc.
2100 Rexford Road
Suite 414
Charlotte, NC 28211
Attention: Andrew Young
Fax No.: (704) 631-4641

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004, USA
Attention: Stuart Barr
Fax No.: (202) 637-6554

If to Gatehouses and/or PAR Real Estate Investments, LLC, to:

Ronald J. Gatehouse

40 Hawthorne Road

Short Hills, NJ 07078

and

Bridget E. Montgomery, Esquire

Adam M. Shienvold, Esquire

Eckert Seamans Cherin & Mellott, LLC

213 Market Street, 8th Floor

Harrisburg, PA 17101

If to the Levines:

Paul and Cheryl Levine

25 Twin Walls Lane

Weston, CT 06883

and

Bridget E. Montgomery, Esquire

Adam M. Shienvold, Esquire

Eckert Seamans Cherin & Mellott, LLC

213 Market Street, 8th Floor

Harrisburg, PA 17101

If to Savabi:

Beejan Savabi

5446 Turfway Circle

Indianapolis, IN 46228

13

and

Bridget E. Montgomery, Esquire

Adam M. Shienvold, Esquire

Eckert Seamans Cherin & Mellott, LLC

213 Market Street, 8th Floor

Harrisburg, PA 17101

If to the Selembos:

George J. and Priscilla A. Selembo

2205 Brent Hall Court

Charlotte, NC 28270-9745

and

David B. Consiglio, Esquire

Miller Kistler Campbell

720 South Atherton Street

State College, PA 16801

Any Party may change its contact information for notices and other communications hereunder by notice to the other Parties hereto in accordance with this Section 7.10.

Section 7.11 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party (except for the assignment to its affiliates with respect to any rights under this Agreement, but not any obligations hereunder) without the prior written consent of the other Parties hereto.

Section 7.12 Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transaction, will cause irreparable injury to the other Parties for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 7.13 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such successors and assigns, any legal or equitable rights, remedy or claim hereunder.

Section 7.14 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the Parties hereto.

14

Section 7.15 Entire Agreement. This Agreement (including Exhibits and Attachments hereto) contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and, except as explicitly set forth herein, supersedes all prior and contemporaneous oral and written agreements and understandings relating to such subject matter. This provision does not preclude reference to the Settlement Agreement for the limited purpose of interpreting the Parties’ intent, and not for the purpose of creating additional rights or obligations under this Agreement.

Section 7.16 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 7.17 Mutual Drafting. The Parties hereto are sophisticated and have been represented by counsel who have carefully negotiated the provisions hereof. As a consequence, the Parties do not intend that the presumptions of any laws or other rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

Section 7.18 Construction of Agreement. Unless the context clearly requires otherwise, the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Article, Section or Schedule shall refer, respectively, to Articles, Sections or Schedules of this Agreement, unless the express context otherwise requires. Wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” unless clearly indicated otherwise.

Section 7.19 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

[remainder of page intentionally left blank]

15

IN WITNESS WHEREOF, the Parties have duly executed this Purchase and Sale Agreement or have caused this Purchase and Sale Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUYER

COPPER BEECH TOWNHOME COMMUNITIES, LLC

By:	/s/ John R. McWhirter
Name: John R. McWhirter Title: Manager

COPPER BEECH TOWNHOME COMMUNITIES (PA), LLC

By:	/s/ John R. McWhirter
Name: John R. McWhirter Title: Manager

/s/ John R. McWhirter
John R. McWhirter

/s/ Ted W. Rollins
Ted W. Rollins

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Ted W. Rollins
Name: Ted W. Rollins Title: Chief Executive Officer

[Purchase Agreement Signature Page]

SELLER

PAR REAL ESTATE INVESTMENTS, LLC

By:	/s/ Ronald J. Gatehouse
Name: Ronald J. Gatehouse Title: Manager

/s/ Ronald J. Gatehouse
Ronald J. Gatehouse

/s/ Pratima S. Gatehouse
Pratima S. Gatehouse

/s/ George J. Selembo, Jr.
George J. Selembo, Jr.

/s/ Priscilla A. Selembo
Priscilla A. Selembo

/s/ Paul R. Levine
Paul R. Levine

/s/ Cheryl Levine
Cheryl Levine

/s/ Beejan Savabi
Beejan Savabi

[Purchase Agreement Signature Page]

EXHIBIT A-1

NON-PENNSYLVANIA COMPANIES

Company	Jurisdiction of Organization
Copper Beech Townhome Communities Seven, LLC	Virginia
Copper Beech Townhome Communities Eight, LLC	Pennsylvania
Copper Beech Townhome Communities Eleven, LLC	Pennsylvania
Copper Beech Townhome Communities Twelve, LLC	Pennsylvania
Copper Beech Townhome Communities Thirteen, LLC	Pennsylvania
Copper Beech Townhome Communities Fourteen, LLC	Pennsylvania
Copper Beech Townhome Communities Fifteen, LLC	Pennsylvania
Copper Beech Townhome Communities Sixteen, LLC	Pennsylvania
Copper Beech Townhome Communities Seventeen, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty One, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Two, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Three, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Four, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Five, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Six, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Seven, LLC	Pennsylvania
Copper Beech Townhome Communities Twenty Eight, LLC	Pennsylvania
Copper Beech Townhome Communities Thirty, LLC	Pennsylvania
Copper Beech Townhome Communities Thirty Two, LLC	Pennsylvania
Copper Beech Townhome Communities Thirty Three, LLC	Pennsylvania

EXHIBIT A-2

PENNSYLVANIA COMPANIES

Company	Jurisdiction of Organization
Copper Beech Townhome Communities One, LP	Pennsylvania
Copper Beech Townhome Communities IUP Buy SPE Management, LLC	Pennsylvania
Copper Beech Townhome Communities Three, LLC	Pennsylvania
Copper Beech Townhome Communities Four, LLC	Pennsylvania
Copper Beech Townhome Communities Six, LLC	Pennsylvania
Copper Beech Townhome Communities Nine, LLC	Pennsylvania
Copper Beech Townhome Communities Ten, LLC	Pennsylvania
Copper Beech Townhome Communities Nineteen, LLC	Pennsylvania

EXHIBIT B-1

NON-PENNSYLVANIA MEMBERSHIP INTERESTS

1.	Copper Beech Townhome Communities Seven, LLC:

Name	Membership Interest Percentage
Ronald J. Gatehouse and Pratima S. Gatehouse	8.0807%
George J. Selembo, Jr. and Priscilla A. Selembo	8.0807%

2.	Copper Beech Townhome Communities Eight, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.4211%
George J. Selembo, Jr. and Priscilla A. Selembo	7.4211%

3.	Copper Beech Townhome Communities Eleven, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

4.	Copper Beech Townhome Communities Twelve, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.08%
George J. Selembo, Jr. and Priscilla A. Selembo	7.08%
Paul R. Levine and Cheryl Levine	2.00%

5.	Copper Beech Townhome Communities Thirteen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.11%
George J. Selembo, Jr. and Priscilla A. Selembo	7.11%
Paul R. Levine and Cheryl Levine	2.00%

6.	Copper Beech Townhome Communities Fourteen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

7.	Copper Beech Townhome Communities Fifteen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

8.	Copper Beech Townhome Communities Sixteen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

9.	Copper Beech Townhome Communities Seventeen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

10.	Copper Beech Townhome Communities Twenty, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

11.	Copper Beech Townhome Communities Twenty One, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

12.	Copper Beech Townhome Communities Twenty Two, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

13.	Copper Beech Townhome Communities Twenty Three, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

14.	Copper Beech Townhome Communities Twenty Four, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

15.	Copper Beech Townhome Communities Twenty Five, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

16.	Copper Beech Townhome Communities Twenty Six, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

17.	Copper Beech Townhome Communities Twenty Seven, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

18.	Copper Beech Townhome Communities Twenty Eight, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

19.	Copper Beech Townhome Communities Thirty, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

20.	Copper Beech Townhome Communities Thirty Two, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

21.	Copper Beech Townhome Communities Thirty Three, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	6.83%
George J. Selembo, Jr. and Priscilla A. Selembo	6.83%
Paul R. Levine and Cheryl Levine	2.00%

EXHIBIT B-2

PENNSYLVANIA MEMBERSHIP INTERESTS

22.	Copper Beech Townhome Communities One, LP:

Name	Interest Percentage
Ronald J. Gatehouse	5.00%
George J. Selembo, Jr.	5.00%

23.	Copper Beech Townhome Communities IUP Buy SPE Management, LLC:

Name	Membership Interest Percentage
Ronald J. Gatehouse and Pratima S. Gatehouse	5.00%
George J. Selembo, Jr. and Priscilla A. Selembo	5.00%

24.	Copper Beech Townhome Communities Three, LLC:

Name	Membership Interest Percentage
Ronald J. Gatehouse and Pratima S. Gatehouse	5.00%
George J. Selembo, Jr. and Priscilla A. Selembo	5.00%

25.	Copper Beech Townhome Communities Four, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.67%
George J. Selembo, Jr. and Priscilla A. Selembo	7.67%

26.	Copper Beech Townhome Communities Six, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	9.00%
George J. Selembo, Jr. and Priscilla A. Selembo	9.00%

27.	Copper Beech Townhome Communities Nine, LLC:

Name	Membership Interest Percentage
Ronald J. Gatehouse and Pratima S. Gatehouse	8.0807%
George J. Selembo, Jr. and Priscilla A. Selembo	8.0807%

28.	Copper Beech Townhome Communities Ten, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.39%
George J. Selembo, Jr. and Priscilla A. Selembo	7.39%
Paul R. Levine and Cheryl Levine	4.00%
Beejan Savabi	2.00%

29.	Copper Beech Townhome Communities Nineteen, LLC:

Name	Membership Interest Percentage
PAR Real Estate Investments, LLC	7.00%
George J. Selembo, Jr. and Priscilla A. Selembo	7.00%
Paul R. Levine and Cheryl Levine	2.00%

ATTACHMENT I

FORM OF ESCROW AGREEMENT

(see attached)

1

ESCROW AGREEMENT

This Escrow Agreement (this "Agreement") dated as of March _____, 2013, is executed by and between Campus Crest Communities, Inc., a Maryland corporation ("Campus Crest"), PAR Real Estate Investments, LLC, Ronald J. Gatehouse, Pratima S. Gatehouse, George J. Selembo, Priscilla A. Selembo, Paul R. Levine, Cheryl Levine and Beejan Savabi (collectively, "Sellers"), and First American Title Insurance Company, a California corporation ("Escrow Agent").

Recitals

A. Campus Crest, Copper Beech Townhome Communities, LLC, Copper Beech Townhome Communities (PA), LLC and Sellers have entered into that certain Purchase and Sale Agreement dated as of March [__], 2013 (the "Purchase Agreement"), which Purchase Agreement provides, among other things, for certain payments to Sellers in exchange for the conveyance by Sellers of their ownership interests in certain entities more particularly described therein. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning assigned to them in the Purchase Agreement.

B. In connection with the execution of the Purchase Agreement and Escrow Agreement, the Exiting Member Parties (as defined in the Settlement Agreement) and the Copper Beech Parties (as defined in the Settlement Agreement) have entered into a Settlement Agreement dated as of March 11, 2013 (the “Settlement Agreement”), pursuant to which the parties thereto have agreed (i) to settle certain pending legal proceedings or otherwise, (ii) to release the other party from all claims that were brought or could have been brought in such legal proceedings and (iii) to provide for the Exiting Member Parties’ cooperation in connection with the sale of interests in the Acquired Companies to affiliates of Campus Crest.

C. As part of the consummation of the transactions contemplated in the Purchase Agreement, Campus Crest will provide the monies constituting the Purchase Price (the "Exiting Seller Funds"). The Exiting Seller Funds are broken out into five separate categories as set forth on Exhibit A attached hereto and made a part hereof (the "Payout Schedule").

D. The parties have agreed to enter into this Agreement to set forth the terms and conditions regarding (i) the delivery into escrow by Sellers of assignment instruments reasonably acceptable to Campus Crest, effecting the transfer of the Membership Interests, and the release of such assignment instruments to Campus Crest hereunder and (ii) the delivery by Campus Crest into escrow of the Exiting Seller Funds, and the release of those funds to pay to the Sellers the monies owed to them pursuant to the Purchase Agreement in connection with the sale of the Membership Interests.

Agreement

NOW, THEREFORE in consideration of the Recitals and of the covenants and agreements hereinafter set forth, and of other valuable consideration, the parties agree as follows:

1. Adoption of Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference.

2

2. Escrow Deliveries. On or before March 15, 2013, Campus Crest shall deposit cash in the amount of $47,500,000 (the "Escrowed Funds") with Escrow Agent. The Escrowed Funds will be held in escrow and disbursed in accordance with the terms of this Agreement. On or before March 15, 2013, Sellers shall deliver to Escrow Agent the original assignment instruments executed by Sellers with regard to the Non-Pennsylvania Companies and Pennsylvania companies described on Exhibits B-1 and B-2, respectively, to the Purchase Agreement, abbreviated names of which entities are described on the Payout Schedule, which assignment instruments will be in the form attached hereto as Exhibit B and will effect the transfer of the Membership Interests. On or before March 15, 2013, Campus Crest shall cause to be delivered to Escrow Agent counterpart signature pages to the assignment instruments described in the preceding sentence, as executed by the applicable assignee thereunder. The documents described herein (collectively referred to in this Agreement as the "Escrowed Documents") will be held in escrow and released in accordance with the terms of this Agreement.

3. Release of Escrowed Funds. In connection with a transfer of all of Sellers' ownership interests in each of the entities described in a particular group (referred to herein and on the Payout Schedule as a "Group") as set forth on the Payout Schedule (a "Closing"), when Campus Crest has confirmed that Escrow Agent is in possession of the fully executed Escrowed Documents related to each of the entities in the applicable Group and that all other conditions to consummating a Closing for said Group have been satisfied, Campus Crest will deliver to Escrow Agent a written directive describing with specificity (i) the amount of Escrowed Funds to be released for such Closing (which amount will be consistent with the payout amount for such Group set forth on the Payout Schedule), (ii) the parties (who will be one or more of the Sellers or a designee thereof) to whom said portion of the Escrowed Funds should be paid, (iii) the wiring or other delivery instructions for each party entitled to payment pursuant to said written directive and (iv) the date on which the requested disbursement should occur. If at any time Escrow Agent determines that there are not sufficient Escrowed Funds to comply with a written instruction from Campus Crest related to a Closing, Escrow Agent will promptly notify Campus Crest and Sellers of such fact.

4. Release of Escrowed Documents. Simultaneously with the disbursement of any portion of the Escrowed Funds by Escrow Agent pursuant to the terms and conditions of Section 3 above, Escrow Agent will simultaneously release from escrow and deliver to Campus Crest the Escrowed Documents for the entities included in the Group that is the subject of the Closing.

5. Escrow Agent Terms.

(a) Duties. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

(b) Reliance of Escrow Agent on Documents. Escrow Agent may act in reliance upon any writing, instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so.

3

(c) Indemnification of Escrow Agent. Unless Escrow Agent discharges any of its duties hereunder in a grossly negligent manner or is guilty of willful misconduct with regard to its duties hereunder, Campus Crest hereby agrees to indemnify, defend and hold Escrow Agent harmless from any and all claims, indemnities, losses, actions, suits or proceedings at law or in equity or any other expenses including costs and attorneys' fees (at all trial and appellate levels), or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement and in connection therewith, to indemnify, defend and hold Escrow Agent harmless from and against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

(d) Discretion of Escrow Agent to File an Interpleader Action in the Event of Dispute. If there shall be any disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, but shall not be required to file an action of interpleader in the Court of Common Pleas of Centre County, Pennsylvania (the "Court") and deposit the Escrowed Funds with the prothonotary of the Court. Campus Crest shall indemnify Escrow Agent for all costs, including reasonable attorneys' fees (at all trial and appellate levels) incurred by it, in connection with the aforesaid interpleader action, and Escrow Agent shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment or other appropriate order in the interpleader action is received. Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court in any action or proceeding arising out of, or relating to, this Agreement or the transactions contemplated by this Agreement.

(e) Disputes. In the event Escrow Agent is in doubt about its duties and obligations hereunder as Escrow Agent, Escrow Agent shall also have the right, but not the duty, to so notify in writing Campus Crest and Sellers and, thereafter, Escrow Agent shall not be obligated to deliver or release any of the Escrowed Funds and/or Escrowed Documents unless (i) Campus Crest and Sellers have jointly directed Escrow Agent to deliver the Escrowed Funds and Escrowed Documents or any portion thereof, or (ii) a final order by a court of competent jurisdiction, from which no appeal has been taken and appeal time has expired or, if taken, has become final, to which Escrow Agent, Campus Crest and Sellers are all parties, has been entered directing Escrow Agent to take certain action with respect to the Escrowed Funds and/or the Escrowed Documents.

(f) Consultation with Counsel. Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for acting in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment or for any acts or omissions of any kind unless caused by its gross negligence or willful misconduct. Any expense of Escrow Agent in so consulting with counsel shall be deemed to be an expense of Escrow Agent under this Agreement for which Escrow Agent is to be reimbursed hereunder by Campus Crest.

(g) Resignation of Escrow Agent. Escrow Agent may resign upon ten (10) days’ written notice to Campus Crest and to Adam M. Shienvold and David B. Consiglio, as the representatives for Sellers ("Shienvold and Consiglio"). If a successor escrow agent is not appointed by Campus Crest and approved by Shienvold and Consiglio within this ten (10) day period, Escrow Agent may, but shall have no duty to, petition the Court to name its successor. If no successor escrow agent is appointed by Campus Crest and approved by Shienvold and Consiglio by written notice to Escrow Agent within said ten (10) day period, Escrow Agent shall have no further duties or obligations whatsoever upon the expiration of said period until such time as a successor escrow agent is appointed and, at such time, the sole duty of Escrow Agent shall be to deliver the Escrowed Funds and Escrowed Documents to the successor escrow agent.

4

(h) Fees of Escrow Agent. Campus Crest shall pay the cost of the fees of Escrow Agent incurred in the normal course of discharge of its duties under this Agreement. In the event any dispute arises under this Agreement or Escrow Agent incurs fees other than in the normal course of discharge of its duties hereunder and any suit or claim arises, then, in such event, Campus Crest shall be responsible for such additional fees of Escrow Agent.

6. Amendment, Etc. This Agreement and any covenants and conditions contained herein, may not be terminated, extended, modified or amended, except by a written instrument duly executed by Campus Crest, Escrow Agent and Sellers.

7. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is held or determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be and remain valid and enforceable to the fullest extent permitted by law.

8. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

9. Certain References. The singular includes the plural and the neuter includes the masculine and feminine. Headings and titles of Sections are for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement or such Sections.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, or delivered by overnight courier, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or delivered electronically, or delivered by facsimile (provided that a notice delivered by facsimile shall immediately thereafter be delivered by one of the other methods permitted in this Section 10), as follows:

if to Campus Crest:	c/o Campus Crest Communities, Inc.
2100 Rexford Rd., Suite 414
Charlotte, NC 28211
Attention: Andrew Young
Facsimile: (704) 943-4298
Email: andrew.young@campuscrest.com

with a copy to:	Dawn Helms Sharff
Bradley Arant Boult Cummings LLP
1819 Fifth Avenue North
Birmingham, AL 35203
Facsimile: (205) 488-6200
Email: dsharff@babc.com

5

if to Escrow Agent:	First American Title Insurance Company
National Commercial Services
30 North LaSalle St., Suite 2700
Chicago, IL 60602
Attention: Tricia Rogers
Facsimile: (866) 744-2404
Email: progers@firstam.com

if to Gatehouses
and/or PAR Real Estate
Investments, LLC, to:

Ronald J. Gatehouse
40 Hawthorne Road
Short Hills, NJ 07078
and
Bridget E. Montgomery, Esquire
Adam M. Shienvold, Esquire
Eckert Seamans Cherin & Mellott, LLC
213 Market Street, 8th Floor
Harrisburg, PA 17101

if to the Levines:

Paul and Cheryl Levine
25 Twin Walls Lane
Weston, CT 06883
and
Bridget E. Montgomery, Esquire
Adam M. Shienvold, Esquire
Eckert Seamans Cherin & Mellott, LLC
213 Market Street, 8th Floor
Harrisburg, PA 17101

if to Savabi:

Beejan Savabi
5446 Turfway Circle
Indianapolis, IN 46228
and
Bridget E. Montgomery, Esquire
Adam M. Shienvold, Esquire
Eckert Seamans Cherin & Mellott, LLC
213 Market Street, 8th Floor
Harrisburg, PA 17101

if to the Selembos:

6

George J. and Priscilla A. Selembo
2205 Brent Hall Court
Charlotte, NC 28270-9745
and
David B. Consiglio, Esquire
Miller Kistler Campbell
720 South Atherton Street
State College, PA 16801

if to Shienvold:	c/o Adam M. Shienvold, Esquire
Eckert Seamans Cherin & Mellott, LLC
213 Market Street, 8th Floor
Harrisburg, Pennsylvania 17101
Facsimile: (717) 237-6019
Email: ashienvold@eckertseamans.com

if to Consiglio:	c/o David B. Consiglio, Esquire
720 S. Atherton Street
State College, Pennsylvania 16801
Facsimile: (814) 234-1549
Email: dconsiglio@mkclaw.com

Any such notice, request, consent or other communications shall be deemed received at such time as it is actually delivered, on the first business day following an overnight delivery, or on the fifth business day after a mailing, as the case may be. Either party hereto may change the address for receiving notices hereunder by notice sent in accordance with the terms of this Section 10.

11. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

12. Enforcement and Remedies. The failure of either party, in any one or more instances, to insist upon compliance with any of the terms and conditions of this Agreement, or to exercise any right or privilege conferred in this Agreement, shall not constitute or be construed as the waiver of such or any similar restriction, right, option, or privilege, or to have created a custom, estoppel or course of conduct in any way or manner, but the same shall continue and remain in full force and effect as if no such forbearance had occurred.

13. No Recordation. This Agreement shall not be recorded without the mutual consent of the parties.

7

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized representative as of the Effective Date.

CAMPUS CREST COMMUNITIES, INC.

By:
Name:	Donald L. Bobbitt, Jr.
Title:	Chief Financial Officer

PAR REAL ESTATE INVESTMENTS, LLC

By:
Name:	Ronald J. Gatehouse
Title:	Member

By:
Name:	Pratima S. Gatehouse
Title:	Member

RONALD J. GATEHOUSE

PRATIMA S. GATEHOUSE

GEORGE J. SELEMBO

PRISCILLA A. SELEMBO

PAUL R. LEVINE

CHERYL LEVINE

BEEJAN SAVABI

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

8

STATE OF NORTH CAROLINA

COUNTY OF _____________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Donald L. Bobbitt, Jr., to me known to be the Chief Financial Officer of Campus Crest Communities, Inc., party to this instrument, known to me personally to be such, and acknowledged this instrument to be his act and deed and the act and deed of said corporation, and that such was duly authorized by said corporation.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

STATE OF _______________

COUNTY OF _____________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Ronald J. Gatehouse and Pratima S. Gatehouse, to me known to be the members of PAR Real Estate Investments, LLC, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his/her act and deed and the act and deed of said limited liability company, and that such was duly authorized by said limited liability company.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

9

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Ronald J. Gatehouse, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Pratima S. Gatehouse, party to this instrument, known to me personally to be such, and acknowledged this instrument to be her act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

10

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, George J. Selembo, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Priscilla A. Selembo, party to this instrument, known to me personally to be such, and acknowledged this instrument to be her act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

11

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Paul R. Levine, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Cheryl Levine party to this instrument, known to me personally to be such, and acknowledged this instrument to be her act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

12

STATE OF ____________________

COUNTY OF __________________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Beejan Savabi, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his act and deed.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

STATE OF ________________

COUNTY OF ______________

BE IT REMEMBERED, That on this ____ day of March, 2013, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, __________________________, to me known to be the _______________________ of First American Title Company, party to this instrument, known to me personally to be such, and acknowledged this instrument to be his/her act and deed and the act and deed of said corporation, and that such was duly authorized by said corporation.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

(signature of notarial officer)

(Seal, if any)	(My Commission Expires:

13

Exhibit A

[Payout Schedule for Exiting Seller Funds]

Group	SPE Name	Property		Amount Paid to Sellers
Group I	CBTC 1	Oakwood
	IUP	Buy
	CBTC 3	IUP P1
	CBTC 4	IUP P2
	CBTC 7	Radford
	CBTC 10	Parkway
	CBTC 11	Baywater
	CBTC 15	BG P1
	CBTC 13	Mt. Pleasant
	CBTC 26	Morgantown
	CBTC 27	Kala P2
	CBTC 28	Harrisonburg
	CBTC 30	Greenville
	CBTC 32	S. Carolina P2	I Total	$27,173,293

Group II	CBTC 12	Bloomington
	CBTC 16	Allendale P1
	CBTC 20	Columbia
	CBTC 24	Allendale P2
	CBTC 25	S. Carolina P1	II Total	$7,173,194

Group III	CBTC 14	Fresno
	CBTC 17	BG P2
	CBTC 19	Bristol
	CBTC 22	Colonial
	CBTC 33	Auburn	III Total	$4,108,331

Group IV	CBTC 6	Oak Hill	IV Total	$3,058,188

Group V	CBTC 8	Klondike	V Total	$1,450,983

Group VI	CBTC 9	Northbrook
	CBTC 21	Statesboro
	CBTC 23	Kala P1	VI Total	$4,536,011

		TOTAL		$47,500,000

14

Exhibit B

[Form of Assignment Instruments]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of ________________, 2013, by and between [__________], a [__________] (“Assignor”) and Copper Beech Townhome Communities [PA], LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor holds [__]% of the equity interests (the “Interests”) in [__________], a Pennsylvania limited [liability company] (the “Transferred Entity”);

WHEREAS, Assignor, Assignee and certain other Persons are parties to that certain Purchase and Sale Agreement, dated as of [________], 2013 (the “Purchase Agreement”);

WHEREAS, in connection with the execution of this Assignment, the Exiting Member Parties (as defined in the Settlement Agreement) and the Copper Beech Parties (as defined in the Settlement Agreement) have entered into a Settlement Agreement, dated as of March 11, 2013 (the “Settlement Agreement”), pursuant to which the parties thereto have agreed (i) to settle certain pending legal proceedings, (ii) to release the other party from all claims that were brought or could have been brought in such legal proceedings and (iii) to provide for the Exiting Member Parties’ cooperation in connection with the sale of interests in the Copper Beech LLCs (as defined in the Settlement Agreement) to affiliates of Campus Crest Communities, Inc.; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Assignor desires to sell, assign, transfer, convey and deliver to Assignee the Interests, free and clear of all Liens, and Assignee desires to purchase from Assignor, all of Assignor’s right and title to and interest in the Interests, free and clear of all Liens.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Assignment by Assignor.

(a) For and in consideration of payment by Assignee to Assignor of the portion of the Purchase Price allocable to the Interests, all upon the terms and subject to the conditions set forth in the Purchase Agreement, the receipt and legal sufficiency of which are hereby acknowledged and accepted by Assignor, Assignor hereby assigns, transfers, conveys and delivers to Assignee, Assignor’s entire right and title to and interest in the Interests, free and clear of all Liens, effective on the date hereof.

(b) Assignor acknowledges and agrees that, as of the date hereof, following the assignment of the Interests hereunder, neither Assignor nor any of its affiliates will have any right, title or interest in or to the Transferred Entity or any of its assets or businesses. Effective as of the date hereof, Assignor shall and does hereby resign from the Transferred Entity as a member thereof, and shall thereupon cease to be a member of the Transferred Entity and shall thereupon cease to have or exercise any right or power as a member of the Transferred Entity.

15

2. Assumption of Interest by Assignee. Assignee, upon the execution of this Assignment, hereby accepts from Assignor the Interests and assumes the Interests and all obligations of Assignor under the certificate of organization and operating agreement of the Transferred Entity.

3. Further Assurances. At any time and from time to time after the date hereof, at Assignee’s reasonable request and without further consideration therefor but at no expense to Assignor, Assignor shall execute and deliver to Assignee such other instruments of sale, assignment, transfer, conveyance and delivery, provide such materials and information and do and perform such other commercially reasonable acts and things as may be reasonably necessary in order to more effectively assign, transfer and convey unto Assignee, or confirm Assignee’s title or rights in or to, the Interests assigned, transferred and conveyed by Assignor to Assignee pursuant hereto.

4. Amendment. This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto sought to be charged with such amendment or waiver.

5. Successors and Assigns. This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

6. Governing Law; Jurisdiction. This Assignment shall be construed, performed and enforced in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction). Each of the parties hereto irrevocably submits to the jurisdiction of the Court of Common Pleas of Centre County, Pennsylvania, and agrees that all matters involving this Assignment shall be heard and determined in such court. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding.

7. Counterparts. This Assignment may be executed in counterparts (including by facsimile or pdf transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Severability. Any provision or part of this Assignment which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

9. Specific Performance. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Assignment by such party and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Assignment by such party, the other party hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

16

10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS ASSIGNMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS EFFECTUATED HEREBY WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10 AND EXECUTED BY EACH OF THE PARTIES HERETO). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS RELATING TO THE TRANSACTIONS EFFECTUATED HEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated hereby, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. In the event of litigation, this Assignment may be filed as a written consent to a trial by the court.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, AND (III) IT MAKES SUCH WAIVER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY.

11. Entire Agreement. This Assignment, the Purchase Agreement, the Settlement Agreement and the documents entered into in connection therewith constitute the entire agreement between the parties and their affiliates with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. In the event of any conflict between this Assignment and such other written or oral agreements, the terms and provisions of this Assignment shall govern and control.

12. Certain Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

13. Construction. With regard to each and every term and condition of this Assignment, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition in this Assignment. Each party hereby acknowledges that it has been represented in negotiations for and in the preparation of this Assignment by counsel of its own choosing, that it has read this Assignment and has had it fully explained to it by such counsel, and that it is fully aware of the contents of this Assignment and of its legal effect.

[SIGNATURE PAGE FOLLOWS]

17

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first above written.

ASSIGNOR

[____________]

By:
Name:
Title:

ASSIGNEE

COPPER BEECH TOWNHOME COMMUNITIES [PA], LLC

By:	CB-Campus Crest [PA], LLC, its sole member
By:	Campus Crest Properties, LLC, its Manager

By:
Name:	Donald L. Bobbitt, Jr.

1